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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY







                          Five Star Quality Care, Inc.

                                3,500,000 Shares

                                  Common Stock


                             UNDERWRITING AGREEMENT





December 7, 2004



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                             UNDERWRITING AGREEMENT


                                                                December 7, 2004


UBS Securities LLC
As Representative of the several Underwriters

c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

     Five Star Quality Care, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 3,500,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company (the "Firm Shares"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 525,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-119955) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act, and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the copy of the Registration Statement, Preliminary Prospectus or Prospectus filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

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     The Company and the Underwriters agree as follows:

     1. SALE AND PURCHASE. On the basis of the representations and warranties herein and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.943 per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto (or such number of Firm Shares increased as set forth in Section 8 hereof).

     The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements of the Company and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time on or before the 30th day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day1 after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine solely to eliminate fractional shares).

     2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on December 13, 2004 (unless another time shall be agreed to

--------

1 As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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by you and the Company or unless postponed in accordance with the provisions of
Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter called the "time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify, such specification to be made by you no later than the second business day preceding the time of purchase.

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify, such specification to be made by you no later than the second business day preceding the time of purchase.

     Deliveries of the documents described in Section 6 below with respect to the purchase of the Shares shall be made at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters that:

     (a) the Company has not received nor has notice of any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; and when the Registration Statement becomes effective, the Registration Statement and the Prospectus will conform in all material respects with the provisions of the Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus relating to information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and neither the Company nor any of its affiliates has distributed any offering materials in connection with the offer or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

     (b) as of the date of this Agreement, the Company's authorized and outstanding capitalization is as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company's authorized and outstanding capitalization shall be as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" (subject to the issuance of Additional Shares at any

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          additional time of purchase); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive or similar right;

               (c) the Company has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Maryland, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

               (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

               (e) the Company has no subsidiaries (as defined in the Act) other than as listed in Schedule B annexed hereto (the "Subsidiaries"); except for Senior Living of Boynton Beach Limited Partnership and except as described in the Registration Statement and the Prospectus, the Company owns 100% of the outstanding capital stock or other equity interests of the Subsidiaries; except for the Subsidiaries or as described in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, limited liability company, association or other entity; complete and correct copies of the charter and bylaws or other organizational documents of the Company and each of the Subsidiaries and all amendments thereto have been made available to you; each of the Subsidiaries has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization with the requisite corporate, trust, partnership or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction listed on Schedule B hereto, such jurisdictions being the only jurisdictions where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive or similar right;

               (f) this Agreement has been duly authorized, executed and delivered by the Company;

               (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and

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          the Prospectus; the certificates, if any, evidencing the Shares are in due and proper form and conform in all material respects to the requirements of the Maryland General Corporation Law (the "MGCL");

               (h) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights;

               (i) neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation or default, a "Default Event"), (i) its charter, bylaws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected and (iii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, other than, in the case of clauses (ii) and (iii), such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares and the consummation of any other transactions contemplated hereby, does not constitute and will not result in a Default Event under (w) any provisions of the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries,
          (x) under any provision of any indenture, mortgage, deed of trust, bank loan or credit agreement, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of their respective properties is subject, (y) under any applicable law, regulation or rule or (z) under any decree, judgment or order of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries' properties, except, in the case of clauses (x), (y) and
          (z) for such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

               (j) no approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of any other transactions contemplated hereby, other than registration of the offer and sale of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

               (k) except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (iii) no person has the right to

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          act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for such rights as have been complied with or waived;

               (l) Ernst & Young LLP, whose reports on (i) the consolidated financial statements of the Company and (ii) the consolidated financial statements of LTA Holdings, Inc. and its subsidiaries are filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

               (m) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

               (n) except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Subsidiaries is a party or of which any of their respective properties is subject which, if adversely decided, would result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby; without limiting the foregoing, the Company and the Subsidiaries are in compliance with applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, except for such provisions the violation of which would not, individually or in the aggregate, have a Material Adverse Effect; no individual with an ownership or control interest, as defined in 42 U.S.C.ss.1320a-3(a)(3), in the Company or any of the Subsidiaries, or who is an officer, director or managing employee as defined in 42 U.S.C.ss. 1320a-5(b), of the Company or any of the Subsidiaries is a person described in 42 U.S.C.ss. 1320a-7(b)(8)(B), except as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company's and each of the Subsidiaries' business practices are in compliance with federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services, except for those laws, the violation of which, individually or in the aggregate, would not have a Material Adverse Effect; except as disclosed in the Prospectus, there are no Medicare, Medicaid or any other recoupment or recoupments of any governmental or private health care payor being sought, requested or claimed or, to the Company's knowledge,

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          threatened against the Company or any of the Subsidiaries, which individually or in the aggregate would result in a Material Adverse Effect; and

               (o) to the Company's knowledge and except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened to which any lessor of any property which the Company is a lessee is a party or of which any of the properties the Company leases is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

               (p) except as disclosed in the Registration Statement and Prospectus, (i) neither the Company nor any of the Subsidiaries has received from any governmental authority written notice of any violation of any local, state or federal law, rule or regulation including without limitation any such law, rule or regulation applicable to the health care industry ("Health Care Laws") or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") and (ii) to the Company's knowledge, there is no such violation or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including, without limitation, any Health Care Laws or Environmental Laws), which, in the case of clauses (i) and
          (ii), would, individually or in the aggregate, have a Material Adverse Effect;

               (q) to the Company's knowledge and except as disclosed in the Registration Statement and Prospectus, (i) there is no violation of any local, state or federal law, rule or regulation (including, without limitation, Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired or leased any of its properties (a "seller"), or any sublessee or operator of any of their respective properties or any part thereof and
          (ii) there is no such violation or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including, without limitation, any Health Care Laws or Environmental Laws), which, in the case of clauses
          (i) and (ii) would, individually or in the aggregate, have a Material Adverse Effect;

               (r) no written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries has been received, or, to the Company's knowledge, threatened, that if consummated would, individually or in the aggregate, have a Material Adverse Effect; to the Company's knowledge, no seller, sublessee or operator of any property, or portion thereof, of the Company or any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof of the Company or any of the Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect;

               (s) the Company and each of the Subsidiaries have good title to all real and personal property owned by them as described in the Registration Statement and the

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          Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, or other similar laws, affecting the enforcement of creditor's rights generally and by general equitable principles, with such exceptions as would not have a material adverse effect on use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

               (t) the Company and each of the Subsidiaries and, to the Company's knowledge, each of the operators, lessors or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, all as described in the Prospectus, except where the failure to obtain such permits would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Prospectus, the Company and each of the Subsidiaries and, to the Company's knowledge, each of the lessees, sublessees or operators of any property or portion thereof of the Company or any of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and, except as disclosed in the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect;

               (u) the financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements and other pro forma financial data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company; all disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder
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          (collectively, the "Exchange Act") and Item 10 of Regulation S-K under the Act, to the extent applicable; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required;

               (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any change in the outstanding capital stock (other than issuances of Common Stock upon the exercise of options described as outstanding in the Registration Statement and Prospectus), or at any additional time of purchase, any material change in outstanding capital stock, (v) any increase in outstanding indebtedness of the Company or the Subsidiaries, or at any additional time of purchase, any material increase in outstanding indebtedness or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus;

               (w) each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which they are engaged, except as described in the Prospectus; except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

               (x) except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

               (y) neither the Company nor any of the Subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

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               (z) neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or other than any losses or interferences which would not, individually or in the aggregate, have a Material Adverse Effect;

               (aa) the Company has obtained for the benefit of the Underwriters an agreement (a "Lock-Up Agreement"), in the form set forth as EXHIBIT A hereto, of Barry M. Portnoy, Gerald M. Martin and the executive officers of the Company; the Company will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of UBS Securities LLC;

               (bb) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

               (cc) any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

               (dd) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (ee) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised by the Company's Chief Executive Officer and Chief Financial Officer of (i) any significant deficiencies in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting; any material weaknesses in the Company's internal control over financial reporting have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in the Company's internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

               (ff) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

               (gg) the Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and the Subsidiaries and, to the Company's knowledge, any of the officers and directors of the Company and any of the Subsidiaries, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

               (hh) the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed; such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided; all payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made except where the failure to fulfill or perform, would not, individually or in the aggregate, have a Material Adverse Effect; the charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; there have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

               (ii) the outstanding Common Stock is, and the Shares will be, subject to satisfactory distribution information, listed on the American Stock Exchange (the "AMEX"); and

               (jj) the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 23, 2004, by and among the Company, FVE Acquisition Inc. and LTA Holdings, Inc. were consummated on November 19, 2004, substantially on the terms and conditions set forth therein; and

               (kk) other than as set forth in the Registration Statement and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries own, possess, license or have other rights to use, all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for their business as described in the Registration Statement and the Prospectus.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     4. CERTAIN COVENANTS OF THE COMPANY. The Company hereby agrees:


               (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

               (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at its expense, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

               (c) to advise you promptly and (upon your request) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such rules);

               (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

               (e) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

               (f) to furnish to you and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement
          (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and
          (iv) such other information as you may reasonably request regarding the Company or any of the Subsidiaries, in each case as soon as such communications, documents or information become available; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible through EDGAR;

               (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

               (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) and ending not later than 15 months thereafter;

               (i) to furnish to you one conformed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient additional conformed copies (other than exhibits) for distribution of a copy to each of the other Underwriters;

               (j) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

               (k) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of proceeds" in the Prospectus;

               (l) to pay all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), each relating to the offer and sale of the Shares, (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the filing for review of the public offering of the Shares by NASD Regulation, Inc. (including the legal fees and filing fees and other disbursements of counsel to the Underwriters with respect thereto), (vi) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act and (vii) the performance of the Company's other obligations under this Agreement;

               (m) for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares, to furnish to you a reasonable period of time before filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

               (n) to not take, directly or indirectly, any action designed to or which may constitute or which might cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (o) not to (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement tha transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), or (iv) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of 90 days after the date hereof (the "Lock-up Period"), without the prior written consent of UBS Securities LLC, except for (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, (D) issuances of Common Stock as partial or full payment for businesses directly or indirectly acquired or to be acquired by the Company or its Subsidiaries, provided that the Company shall have conditioned such issuances of Common Stock upon agreement of the recipients to the restrictions of this paragraph and (E) the issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to the directors of the Company at the meeting of the Board of Directors of the Company following the Company's annual meeting of stockholders to be held in 2005 as disclosed in the Registration Statement and Prospectus, PROVIDED, HOWEVER, that if (x) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions set forth in this Section 4(o) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; and

               (p) subject to Section 4(m) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing.

     5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clause
(ii), (iii) or (iv) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(l) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

     6. CONDITIONS TO UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Sullivan & Worcester LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in a form satisfactory to Willkie Farr & Gallagher LLP, counsel for the Underwriters, stating that:

               (i) the Company is duly qualified to transact business and is in good standing in each of the jurisdictions set forth on Schedule B hereto; each Subsidiary listed on Schedule B hereto (other than the Delaware Subsidiaries and the Maryland Subsidiaries (as defined below)), each Subsidiary listed on Schedule C hereto (collectively, the "Delaware Subsidiaries") and each Subsidiary listed on Schedule D hereto (collectively, the "Maryland Subsidiaries") is each duly qualified as a foreign corporation or other legal entity and in good standing in each of the jurisdictions set forth on Schedule B hereto;

               (ii) this Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement of the same may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and except as to those provisions relating to indemnities for liabilities arising under the Act as to which no opinion need be expressed;

               (iii) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

               (iv) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus, and any supplement thereto pursuant to Rule 424 under the Act, has been made in the manner and within the time period required by such Rule 424;

               (v) each Delaware Subsidiary is a corporation or other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization. Each Delaware Subsidiary has the corporate, trust, partnership or other power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact to the extent described in the Registration Statement and Prospectus. All of the issued and outstanding shares of beneficial ownership or shares of capital stock of, or other ownership interests in, each Delaware Subsidiary have been duly authorized and validly issued, are fully paid and except as to Delaware Subsidiaries that are limited liability companies or partnerships, non-assessable; and, to such counsel's knowledge, all issued and outstanding shares of beneficial ownership or shares of capital stock of, or other ownership interests in, each Delaware Subsidiary and each Maryland Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance, except as disclosed in the Registration Statement and Prospectus;

               (vi) the execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby do not and will not result in a Default Event under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a Default Event under) (A) any provisions of the charter or by-laws or other organizational documents of the Delaware Subsidiaries, (B) any provision of any agreement or other instrument to which the Company or any of the Delaware Subsidiaries is a party or by which their respective properties may be bound or affected, that is described in the Prospectus or filed as an exhibit to the Registration Statement or is otherwise known to such counsel, (C) any federal, state, local or foreign law, regulation or rule, or any decree, to which the Company or the Delaware Subsidiaries may be subject, other than, in the case of clauses (B) and (C), such Default Events as would not, individually or in the aggregate, have a Material Adverse Effect;

               (vii) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described in the Prospectus which have not been so filed or described;

               (viii) to such counsel's knowledge, except as described in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Delaware Subsidiaries or any of their officers is subject or of which any of their properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

               (ix) to such counsel's knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement, to cause the Company to register under the Act any shares of beneficial interest or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby, except for such rights as have been complied with or waived; and to the knowledge of such counsel, except as described in the Registration Statement and Prospectus, no person is entitled to registration rights with respect to shares of capital stock or other securities of the Company;

               (x) the Company is not, and after the offering and sale of the Shares and the application of the proceeds as described in the Prospectus, will not be, an "investment company," or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act; and

               (xi) to such counsel's knowledge, the statements in the Registration Statement and the Prospectus under the captions "Business
          - Communities Leased From Senior Housing and Managed by Sunrise", "Business - Our Senior Housing Leases", "Business - Sunrise Management Agreements", "Business - Government Regulation and Reimbursement", "Business - Environmental Matters" in each case insofar as such statements purport to summarize matters arising under Massachusetts or New York law or the federal law of the United States, or provisions of documents as to which the Company is a party specifically referred to therein, are accurate in all material respects.

     Also, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (xi) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of the Prospectus Supplement or such other supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data and exhibits included or incorporated by reference in the Registration Statement or Prospectus).

          (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Venable LLP, special Maryland counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Willkie Farr & Gallagher LLP, counsel for the Underwriters, stating that:

               (i) the Company has been duly incorporated, is existing as a corporation in good standing under the laws of the State of Maryland, with corporate power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

               (ii) each Subsidiary of the Company identified on Schedule D hereto (each a "Maryland Subsidiary") is a corporation or other legal entity duly formed, existing and in good standing under the laws of its jurisdiction of organization. Each Maryland Subsidiary has the corporate or other power to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. All of the issued and outstanding shares of capital stock of each Maryland Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries;

               (iii) the execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby and by the Registration Statement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (A) any provisions of the Articles of Amendment and Restatement, charter or by-laws or other organizational documents of the Company or any of the Maryland Subsidiaries or (B) any local or state Maryland law or administrative regulation applicable to the Company and the Maryland Subsidiaries;

               (iv) the Company has authorized and outstanding shares of capital stock as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued by all necessary corporate action and are fully paid, nonassessable and free of any preemptive rights, resale rights, rights of first refusal and similar rights under the MGCL; the Shares, when issued, will be duly and validly authorized and issued by all necessary corporate action, fully paid, nonassessable and free of any preemptive rights, resale rights, rights of first refusal and similar rights under the MGCL; and the certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the MGCL;

               (v) no approval, authorization, consent or order of or filing with any Maryland governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares being delivered at the time of purchase and at the additional time of purchase, as the case may be, and the consummation of the transactions contemplated hereby and by the Prospectus (in rendering the opinion expressed in this paragraph (v), such counsel need express no opinion concerning the securities laws of the State of Maryland.);

               (vi) to such counsel's knowledge, the statements in the Registration Statement and the Prospectus under the captions "Description of capital stock" and "Material provisions of Maryland law, our charter and bylaws" and in each case insofar as such statements purport to summarize matters arising under Maryland law are accurate in all material respects; and

               (vii) to such counsel's knowledge, neither the Company nor any of the Maryland Subsidiaries is in violation of its charter or by-laws or other organizational documents or in violation of any local or state Maryland law or administrative regulation applicable to the Company and the Maryland Subsidiaries.

          (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require. In addition, Willkie Farr & Gallagher LLP may rely on the opinion of Venable LLP as to all matters of Maryland law.

          (d) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Willkie Farr & Gallagher LLP, counsel for the Underwriters.

          (e) No amendment or supplement to the Registration Statement or Prospectus, or document which upon filing with the Commission would be incorporated by reference therein, shall at any time have been filed to which you have objected in writing.

          (f) The Registration Statement shall have become effective not later than 5:30 PM New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 PM New York City time on the second full business day after the date of this Agreement.

          (g) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change or any prospective material and adverse change (other than as specifically described in the Registration Statement and Prospectus), in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material and adverse to the Company and the Subsidiaries of the Company taken as a whole shall have been entered into by the Company or any of the Subsidiaries.

          (i) You shall have received the letters referred to in Section 3(aa).

          (j) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate signed by two of the Company's executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (f), (g) and (h) of this Section 6 have been met.

          (k) The Shares shall have been approved for listing for quotation on the AMEX, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

          (l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

     7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares or
(ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the NYSE, the American Stock Exchange or the Nasdaq Stock Market Inc. ("Nasdaq") shall have been suspended or limitations or minimum prices shall have been established on the NYSE, the American Stock Exchange or the Nasdaq or (iii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, a banking moratorium shall have been declared either by the United States or New York State authorities or (iv) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

     If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter, telegram or telecopy.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. INCREASE IN UNDERWRITERS' COMMITMENTS. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. INDEMNITY AND CONTRIBUTION.


     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees and agents and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or, with the approval of the Company, on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares; PROVIDED, HOWEVER, that, solely with regard to clause (i), the foregoing indemnity agreement with respect to any Prospectus or Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling the Underwriter, if sufficient copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not given or sent to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses related thereto; PROVIDED, HOWEVER, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its prior written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the Company's written consent if (i) such settlement is entered into more than 60 business days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors, officers, employees and agents and any person who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the Underwriters' written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
(iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors, officers, employees or agents or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and against any of the officers, directors, employees or agents of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 400 Centre Street, Newton, Massachusetts 02458, Attention: Evrett W. Benton, Chief Executive Officer and President.

     11. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last sentence on the cover page of the Prospectus, the Underwriters listed on the cover page of the Prospectus, the list of Underwriters and their respective participation in the sale of the Shares set forth under the caption "Underwriting" in the Prospectus, the statements set forth in the two sentences immediately preceding the caption "Underwriting - Over-allotment Option" in the Prospectus, the statements set forth in the first paragraph and the last sentence of the second paragraph under the caption "Underwriting - Commissions and Discounts" in the Prospectus and the statements set forth under the caption "Underwriting - Price Stabilization, Short Positions, Passive Market Making" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

     12. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company is or may be subject, by suit upon such judgment.

     14. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors, officers, employees and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     15. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

     17. MISCELLANEOUS. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S.

branch or agency of UBS Securities LLC. Because UBS Securities LLC is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     A lending affiliate of UBS Securities LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Securities LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Securities LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Securities LLC.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,

                                       FIVE STAR QUALITY CARE, INC.


                                       By: /s/ Bruce J. Mackey Jr.
                                          ----------------------------
                                          Name: Bruce J. Mackey Jr.
                                          Title: Treasurer, Chief Financial
                                                 Officer and Assistant Secretary



Accepted and agreed to as of the date
first above written:

UBS SECURITIES LLC
As Representative of the several Underwriters

By: UBS SECURITIES LLC



By:  /s/ James W. Runcie
    -----------------------------------
    Name:  James W. Runcie
    Title: Executive Director



By:  /s/ Anthony Munoz
    -----------------------------------
    Name:  Anthony Munoz
    Title: Associate Director

                                   SCHEDULE A


UNDERWRITER                                       NUMBER OF FIRM SHARES

UBS Securities LLC...............................             1,720,000
Ferris, Baker Watts, Incorporated................               570,000
RBC Capital Markets Corporation..................               570,000
Stifel, Nicolaus & Company, Incorporated.........               570,000
Bishop, Rosen & Co., Inc.........................                70,000
                                                             ----------
       Total.....................................             3,500,000
                                                             ==========

                                   SCHEDULE B

COMPANY                                                     JURISDICTION OF FOREIGN QUALIFICATIONS
--------------------------------------------------          --------------------------------------
Five Star Quality Care, Inc..........................       Massachusetts

SUBSIDIARIES                                                JURISDICTION OF FOREIGN QUALIFICATIONS
--------------------------------------------------          --------------------------------------
Alliance Pharmacy Services, LLC......................       Massachusetts
                                                            Nebraska
                                                            Wisconsin
Affiliates Insurers, Limited.........................       None
CCC Boynton Beach, Inc...............................       None
Five Star Advertising, Inc...........................       None
Five Star Insurance, Inc.............................       None
Five Star MD Homes LLC...............................       Maryland
Five Star Procurement Group Trust....................       Massachusetts
Five Star Quality Care Holding Co., Inc..............       None
Five Star Quality Care Trust.........................       Arizona
                                                            California
                                                            Kansas
                                                            Michigan
                                                            Wisconsin
                                                            Wyoming
Five Star Quality Care-AZ, LLC.......................       Arizona
Five Star Quality Care-CA, Inc.......................       California
Five Star Quality Care - CA II, Inc. ................       None
Five Star Quality Care-CA, LLC.......................       California
Five Star Quality Care - CA II, LLC..................       California
Five Star Quality Care-Co, Inc. .....................       None
Five Star Quality Care-Colorado, LLC.................       Colorado
Five Star Quality Care-CT, LLC.......................       Connecticut
Five Star Quality Care-FL, LLC.......................       Florida
Five Star Quality Care-GA, LLC.......................       Georgia
Five Star Quality Care-GA, Inc.......................       None
Five Star Quality Care-IA, Inc.......................       Iowa
Five Star Quality Care-IA, LLC.......................       Iowa
Five Star Quality Care-KS, LLC.......................       Kansas
Five Star Quality Care-MD, LLC.......................       Maryland
Five Star Quality Care-MI, Inc.......................       Michigan
Five Star Quality Care-MI, LLC.......................       Michigan



Five Star Quality Care-MO, LLC.......................       Missouri
Five Star Quality Care-NC, LLC.......................       North Carolina
Five Star Quality Care-NE, Inc.......................       Nebraska
Five Star Quality Care-NE, LLC.......................       Nebraska
Five Star Quality Care-VA, LLC.......................       Virginia
Five Star Quality Care-WI, LLC.......................       Wisconsin
Five Star Quality Care-WI, Inc.......................       None
Five Star Quality Care-WY, LLC.......................       Wyoming
Five Star Quality Care-Ainsworth, LLC................       Nebraska
Five Star Quality Care-Ashland, LLC..................       Nebraska
Five Star Quality Care-Blue Hill, LLC................       Nebraska
Five Star Quality Care-Central City, LLC.............       Nebraska
Five Star Quality Care-Columbus, LLC.................       Nebraska
Five Star Quality Care-Edgar, LLC....................       Nebraska
Five Star Quality Care-Exeter, LLC...................       Nebraska
Five Star Quality Care-Farmington, LLC...............       Michigan
Five Star Quality Care-Grand Island, LLC.............       Nebraska
Five Star Quality Care-Gretna, LLC...................       Nebraska
Five Star Quality Care-Howell, LLC...................       Michigan
Five Star Quality Care-Lyons, LLC....................       Nebraska
Five Star Quality Care-Milford, LLC..................       Nebraska
Five Star Quality Care-Sutherland, LLC...............       Nebraska
Five Star Quality Care-Utica, LLC....................       Nebraska
Five Star Quality Care-Waverly, LLC..................       Nebraska
Five Star Seabury, LLC...............................       Connecticut
FS Lafayette Tenant Trust............................       Kentucky
                                                            Massachusetts
FS Leisure Park Tenant Trust.........................       Massachusetts
FS Lexington Tenant Trust............................       Kentucky
FS Tenant Holding Company Trust......................       Arizona
                                                            California
                                                            Delaware
                                                            Florida
                                                            Indiana
                                                            Kansas
                                                            Kentucky
                                                            Massachusetts


                                                            New Mexico
                                                            Ohio
                                                            South Carolina
FS Tenant Pool I Trust...............................       Delaware
                                                            Florida
                                                            Massachusetts
                                                            New Mexico
                                                            South Carolina
FS Tenant Pool II Trust..............................       Arizona
                                                            California
                                                            Delaware
                                                            Florida
                                                            Indiana
                                                            Massachusetts
FS Tenant Pool III Trust.............................       Arizona
                                                            Florida
                                                            Kansas
                                                            Kentucky
                                                            Massachusetts
                                                            Ohio
FS Tenant Pool IV Trust..............................       Delaware
                                                            Florida
                                                            Massachusetts
FSQ Crown Villa Business Trust.......................       Massachusetts
FSQ Overland Park Place Business Trust...............       Kansas
                                                            Massachusetts
FSQ Pharmacy Holdings, LLC....................              Massachusetts
                                                            Nebraska
FSQ Rio Las Palmas Business Trust....................       California
                                                            Massachusetts
FSQ The Palms at Fort Myers Business Trust...........       Florida
                                                            Massachusetts
FSQ Villa at Riverwood Business Trust................       Massachusetts
FSQ, Inc.............................................       Arizona
                                                            California
                                                            Colorado
                                                            Connecticut
                                                            Florida
                                                            Georgia
                                                            Indiana
                                                            Iowa
                                                            Kansas
                                                            Kentucky
                                                            Maryland
                                                            Massachusetts
                                                            Michigan
                                                            Missouri
                                                            Nebraska


                                                            North Carolina
                                                            New Jersey
                                                            New Mexico
                                                            Ohio
                                                            South Carolina
                                                            Texas
                                                            Wisconsin
                                                            Wyoming
FSQ/LTA Holdings, Inc................................       None
FSQC Funding Co., LLC................................       Massachusetts
FVEST.JOE, Inc.......................................       Missouri
GBH/LTA,LLC..........................................       None
LifeTrust America, Inc...............................       None
LifeTrust Properties, LLC............................       None
LTA Management Services, LLC.........................       None
LTA Management Services of Florida, LLC..............       None
Morningside Holdings of Concord, LLC.................       North Carolina
Morningside Holdings of Gastonia, LLC................       North Carolina
Morningside Holdings of Greensboro, LLC..............       North Carolina
Morningside Holdings of Raleigh, LLC.................       North Carolina
Morningside Holdings of Williamsburg, LLC............       Virginia
Morningside of Alabama, L.P..........................       Alabama
Morningside of Anderson, L.P.........................       South Carolina
Morningside of Athens, Limited Partnership...........       Georgia
Morningside of Beaufort, LLC.........................       South Carolina
Morningside of Bellgrade, Richmond, LLC..............       Virginia
Morningside of Belmont, LLC..........................       Tennessee
Morningside of Bowling Green, LLC....................       Kentucky
Morningside of Camden, LLC...........................       South Carolina
Morningside of Charlottesville, LLC..................       Virginia
Morningside of Cleveland, LLC........................       Tennessee
Morningside of Columbus, L.P.........................       Georgia
Morningside of Concord, LLC..........................       North Carolina
Morningside of Conyers, LLC..........................       Georgia
Morningside of Cookeville, LLC.......................       Tennessee
Morningside of Cullman, LLC..........................       Alabama


Morningside of Dalton, Limited Partnership...........       Georgia
Morningside of Decatur, L.P..........................       Alabama
Morningside of Evans, Limited Partnership............       Georgia
Morningside of Fayette, L.P..........................       Alabama
Morningside of Franklin, LLC.........................       Tennessee
Morningside of Gainesville, LLC......................       Georgia
Morningside of Gallatin, LLC.........................       Tennessee
Morningside of Gastonia, LLC.........................       North Carolina
Morningside of Georgia, L.P..........................       None
Morningside of Greensboro, LLC.......................       North Carolina
Morningside of Greenwood, L.P. ......................       South Carolina
Morningside of Hartsville, LLC.......................       South Carolina
Morningside of Hopkinsville, L.P.....................       Kentucky
Morningside of Jackson, LLC..........................       Tennessee
Morningside of Kentucky, Limited Partnership.........       Kentucky
Morningside of Knoxville, LLC........................       Tennessee
Morningside of Lexington, LLC........................       South Carolina
Morningside of Macon, LLC............................       Georgia
Morningside of Madison, LLC..........................       Alabama
Morningside of Newport News, LLC.....................       Virginia
Morningside of Orangeburg, LLC.......................       South Carolina
Morningside of Paducah, LLC..........................       Kentucky
Morningside of Paris, L.P............................       Tennessee
Morningside of Raleigh, LLC..........................       North Carolina
Morningside of Seneca, L.P...........................       South Carolina
Morningside of Sheffield, LLC........................       Alabama
Morningside of Skipwith-Richmond, LLC................       Virginia
Morningside of South Carolina, L.P.                         South Carolina
Morningside of Springfield, LLC......................       Tennessee
Morningside of Tennessee, LLC........................       None
Morningside of Williamsburg, LLC.....................       Virginia
National LTC Pharmacy Services LLC...................       Massachusetts
                                                            Nebraska
Senior Living of Boynton Beach Limited Partnership...       Florida
The Heartlands Retirement Community -
Ellicott City I, Inc.................................       None
The Heartlands Retirement Community -
Ellicott City II,Inc.................................       None

                                   SCHEDULE C
                              DELAWARE SUBSIDIARIES
Alliance Pharmacy Services, LLC
CCC Boynton Beach, Inc.
Five Star Advertising,Inc.
Five Star MD Homes LLC
Five Star Quality Care - AZ, LLC
Five Star Quality Care - CA, Inc.
Five Star Quality Care - CA, LLC
Five Star Quality Care - CA II, LLC
Five Star Quality Care - Colorado, LLC
Five Star Quality Care - CT, LLC
Five Star Quality Care - FL, LLC
Five Star Quality Care - GA, LLC
Five Star Quality Care - IA, Inc.
Five Star Quality Care - IA, LLC
Five Star Quality Care - KS, LLC
Five Star Quality Care - MD, LLC
Five Star Quality Care - MI, Inc.
Five Star Quality Care - MI, LLC
Five Star Quality Care - MO, LLC
Five Star Quality Care - NC, LLC
Five Star Quality Care - NE, Inc.
Five Star Quality Care - NE, LLC
Five Star Quality Care - VA, LLC
Five Star Quality Care - WI, LLC
Five Star Quality Care - WY, LLC
Five Star Quality Care - Ainsworth, LLC
Five Star Quality Care - Ashland, LLC
Five Star Quality Care - Blue Hill, LLC
Five Star Quality Care - Central City, LLC
Five Star Quality Care - Columbus, LLC
Five Star Quality Care - Edgar, LLC
Five Star Quality Care - Exeter, LLC
Five Star Quality Care - Farmington, LLC
Five Star Quality Care - Grand Island, LLC
Five Star Quality Care - Gretna, LLC
Five Star Quality Care - Howell, LLC
Five Star Quality Care - Lyons, LLC
Five Star Quality Care - Milford, LLC
Five Star Quality Care - Sutherland, LLC
Five Star Quality Care - Utica, LLC
Five Star Quality Care - Waverly, LLC
Five Star Quality Care Holding Co., Inc.

Five Star Seabury LLC
FSQ/LTA Holdings, Inc.
FSQ, Inc.
FSQ Pharmacy Holdings, LLC
FSQC Funding Co., LLC
FVEST.JOE, Inc.
LifeTrust Properties, LLC
LTA Management Services, LLC
LTA Management Services of Florida, LLC
Morningside Holdings of Concord, LLC
Morningside Holdings of Gastonia, LLC
Morningside Holdings of Greensboro, LLC
Morningside Holdings of Raleigh, LLC
Morningside Holdings of Williamsburg, LLC
Morningside of Alabama, L.P.
Morningside of Anderson, L.P.
Morningside of Athens, Limited Partnership
Morningside of Beaufort, LLC
Morningside of Bellgrade, Richmond, LLC
Morningside of Belmont, LLC
Morningside of Bowling Green, LLC
Morningside of Camden, LLC
Morningside of Charlottesville, LLC
Morningside of Cleveland, LLC
Morningside of Columbus, L.P.
Morningside of Concord, LLC
Morningside of Conyers, LLC
Morningside of Cookeville, LLC
Morningside of Cullman, LLC
Morningside of Dalton, Limited Partnership
Morningside of Decatur, L.P.
Morningside of Evans, Limited Partnership
Morningside of Fayette, L.P.
Morningside of Franklin, LLC
Morningside of Gainesville, LLC
Morningside of Gallatin, LLC
Morningside of Gastonia, LLC
Morningside of Georgia, L.P.
Morningside of Greensboro, LLC
Morningside of Greenwood, L.P.
Morningside of Hartsville, LLC
Morningside of Hopkinsville, L.P.
Morningside of Jackson, LLC
Morningside of Kentucky, Limited Partnership
Morningside of Knoxville, LLC
Morningside of Lexington, LLC

Morningside of Macon, LLC
Morningside of Madison, LLC
Morningside of Newport News, LLC
Morningside of Orangeburg, LLC
Morningside of Paducah, LLC
Morningside of Paris, L.P.
Morningside of Raleigh, LLC
Morningside of Seneca, L.P.
Morningside of Sheffield, LLC
Morningside of Skipwith-Richmond, LLC
Morningside of South Carolina, L.P.
Morningside of Springfield, LLC
Morningside of Tennessee, LLC
Morningside of Williamsburg, LLC
National LTC Pharmacy Services LLC
Senior Living of Boynton Beach Limited Partnership

                                   SCHEDULE D

                              MARYLAND SUBSIDIARIES

Five Star Insurance, Inc.
Five Star Procurement Group Trust
Five Star Quality Care Trust
Five Star Quality Care - CA II, Inc.
Five Star Quality Care - Co, Inc.
Five Star Quality Care - GA, Inc.
Five Star Quality Care - WI, Inc.
FS Lafayette Tenant Trust
FS Leisure Park Tenant Trust
FS Lexington Tenant Trust
FS Tenant Holding Company Trust
FS Tenant Pool I Trust
FS Tenant Pool II Trust
FS Tenant Pool III Trust
FS Tenant Pool IV Trust
FSQ Crown Villa Business Trust
FSQ Overland Park Place Business Trust
FSQ Rio Las Palmas Business Trust
FSQ The Palms at Fort Myers Business Trust
FSQ Villa at Riverwood Business Trust
The Heartlands Retirement Community - Ellicott City I, Inc.
The Heartlands Retirement Community - Ellicott City II, Inc.

                                                                       EXHIBIT A


                          FIVE STAR QUALITY CARE, INC.
                     Shares of Common Stock ($.01 Par Value)


                                                                          [Date]



UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into between Five Star Quality Care, Inc. (the "Company") and you, as Underwriters, with respect to the public offering (the "Offering") of 3,500,000 shares of common stock, $.01 par value, of the Company (the "Common Shares").

     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the effective date of the Registration Statement on Form S-1 relating to the Offering (the "Registration Statement") the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act"), with respect to, any Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares,
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

     If (a) during the period that BEGINS on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period described in the foregoing paragraph (the "Lock-up Period") and ENDS on the last day of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; PROVIDED, HOWEVER, this paragraph will not apply if, within 3 days of the termination of the Lock-Up Period, the Company delivers to UBS Securities LLC a certificate signed by the Chief Financial Officer or Chief Executive Officer of the Company certifying on behalf of the Company that the Common Shares are, as of the date of delivery of such certificate, "actively traded securities," as defined in Regulation M under the Exchange Act. Such notice shall be delivered in accordance with Section 10 of the Underwriting Agreement.

     The foregoing restrictions shall not apply to (a) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement, or (b) if the undersigned is an individual, dispositions to any entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such entity agrees in writing to be bound by the terms of this Lock-Up Letter Agreement.

     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the Registration Statement. The undersigned further agrees that, for a period of 90 days after the effective date of the Registration Statement, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Shares of the Company or any securities convertible into or exercisable or exchangeable for Common Shares.

     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the Registration Statement filed with the Securities and Exchange Commission is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from his obligations hereunder.

                                                       Yours very truly,

                                                       ---------------------
                                                       [Name of Signatory]